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                                                                       EXHIBIT 4

                                 [LOGO] FPIC
   NUMBER                                                              SHARES
   ------                  FPIC INSURANCE GROUP, INC.                  ------
   FP
              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

                                                 SEE REVERSE CERTAIN DEFINITIONS

                                                        CUSIP 302563 10 1

THIS IS TO CERTIFY THAT







is the owner of

     FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF FPIC INSURANCE GROUP, INC. OF THE PAR VALUE OF $.10 PER SHARE, transferable only on the books of the Corporation in person or by duly authorized attorney upon the surrender of this certificate properly endorsed.

     This certificate and the shares represented hereby are subject to the provisions of the Restated Articles of Incorporation and all amendments thereto, and the Bylaws of the Corporation, the terms of all such provisions being incorporated herein by reference.

     This certificate shall not be valid until countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


      /s/ Steven R. Rosenblum          [SEAL]          /s/ William R. Russell
      --------------------------                       -------------------------
       SENIOR VICE PRESIDENT                                 PRESIDENT AND
      AND ASSISTANT SECRETARY                           CHIEF EXECUTIVE OFFICER



COUNTERSIGNED:
     FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                  (CHARLOTTE, N.C.)   TRANSFER AGENT

BY


                                AUTHORIZED SIGNATURE